SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2004

Date of Report (Date of earliest event reported)

ENTERPRISE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-28790

(Commission File Number)

87-0429962B

(I.R.S. Employer Identification No.)

1628 West 1st Avenue, Suite 216, Vancouver, British Columbia,  V6J 1G1

(Address of principal executive offices)

(604) 659-5004

(Registrant’s telephone number, including area code)

ITEM 1.  Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

None.

ITEM 3.  Bankruptcy or Receivership.

None.

ITEM 4.  Changes in Registrant’s Certifying Accountant.

None.

ITEM 5.  Other Events.

On August 5, 2004, Enterprise Technologies, Inc. issued a press release, attached hereto as Exhibit 99.1, announcing that its wholly owned subsidiary, Phytomedical Technologies Corporation, has entered into an exclusive worldwide licensing agreement with New York University (NYU) for certain patented inventions (“NYU Patents”) related to pharmacologically active elements of a muira puama plant extract and ion channel modulators from natural sources.

In consideration for the grant of the License, Phytomedical has agreed to pay to NYU a royalty on the net sales of all licensed products.  Further, in connection with the licensing agreement, Phytomedical granted to each of NYU and Dr. Bruce Cherksey, a NYU scientist and inventor of the NYU patents, an option to acquire Phytomedical stock.

ITEM 6.  Resignations of Registrant’s Director’s

None.

ITEM 7.  Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit Number

Description

         99.1

Press Release, issued August 5, 2004

ITEM 8.  Change in Fiscal Year.

None.

ITEM 9.  Regulation FD Disclosure

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE TECHNOLOGIES, INC.

/s/ Indy Panchi

Indy Panchi

President and Director

Date: August 5, 2004

EXHIBIT 99.1

ENTERPRISE ENTERS INTO LICENSE AGREEMENT

WITH NEW YORK UNIVERSITY

Vancouver, B.C. – August 5, 2004 - Enterprise Technologies, Inc. (OTC BB: ETPT), is pleased to announce that its wholly owned subsidiary, Phytomedical Technologies Corporation (Phytomedical), has entered into an exclusive worldwide licensing agreement with New York University (NYU) for certain patented inventions (“NYU Patents”) related to pharmacologically active elements of a muira puama plant extract and ion channel modulators from natural sources.

Presently, a quarter of all prescription drugs contain active compounds originally found in or patterned after compounds derived from natural sources. In fact, twenty of the best selling drugs come from plants, including the antibiotic erythromycin, the immunosuppressive cyclosporin-A, the anti-cholesterol drug lovastatin and the anti-tumor agent paclitaxel (Taxol), discovered from the Pacific Yew tree, which alone has generated over  $10 billion in sales since 1993.

Of the 250,000 species of higher plants found on earth, of which approximately 155,000 are found in tropical rainforests, less than 15% have been investigated for bioactive compounds. From these plants, an estimated 300 new drugs of world-wide importance, worth over $150 billion, still remain to be discovered.

Named BDC 03, the first plant derived compound to be developed by Phytomedical, has pharmacologically active elements that have been successful in reducing body fat percentage, increasing lean muscle mass and lowering cholesterol in animal studies.

The same compound, BDC 03, administered over a three month period to a healthy 45 year old male subject, resulted in a 5% reduction in body fat and a 15 pound gain in muscle mass, indicating that the additional weight had been preferentially shifted toward lean muscle – with no appreciable change in diet or exercise.

Additionally, the male subject did not experience any alterations in facial or body hair, exacerbation of acne or alterations in liver function tests, which are androgenic symptoms commonly experienced after treatment with anabolic steroids.

For obese or overweight individuals, BDC 03’s potential capacity to decrease the deposition of fat and lower cholesterol is a vitally important therapeutic outcome. However, its prospective ability to induce overall weight gain in the form of lean muscle mass may well be the difference between life and death for individuals suffering from cachexia.

Cachexia, which is characterized by dramatic weight loss, not only of fatty tissue, but also muscle tissue and bone, is among the most devastating and life-threatening aspects of AIDS and cancer. Once the body loses 30% of its lean muscle mass, major organs are affected, resulting in death.

Sadly, cachexia afflicts 25% of all AIDS patients and upwards of 90% of all advanced cancer patients.  In fact, half of all cancer related deaths are a result of cachexia, not the cancer itself.

NYU License Agreement

In consideration for the grant of the License, Phytomedical has agreed to pay to NYU a royalty on the net sales of all licensed products.  Further, in connection with the licensing agreement, Phytomedical granted to each of NYU and Dr. Bruce Cherksey, a NYU scientist and inventor of the NYU patents, an option to acquire Phytomedical stock.

About New York University

Founded in 1831, New York University is one of the largest private universities in the United States.  From a student body of just 158, enrollment has grown to more than 48,000 students attending 14 schools and colleges at six different locations in Manhattan and in over 20 study-abroad countries that conduct cutting-edge research and provide education in the arts and sciences, law, medicine, dentistry, business, nursing, education, the cinematic and performing arts, social work and public service and administration, among other areas.

About Enterprise Technologies, Inc.

Enterprise Technologies, Inc. pioneered the MedCare Program, a non-invasive, non-pharmaceutical treatment program for patients suffering from urinary incontinence and other pelvic disorders, including pelvic pain, chronic constipation, fecal incontinence and disordered defecation.

Enterprise is currently (1) searching for potential joint venture partners that have existing operating infrastructures to which the MedCare Program can be added as an ancillary service; (2) seeking to develop additional revenue streams through the further development and commercial exploitation of the Company's current intellectual property base and or the acquisition of additional technologies, and (3) through its wholly owned subsidiary, Phytomedical Technologies Corporation, Enterprise is specializing in the discovery, research and development and eventual commercialization of innovative plant derived pharmaceutical and nutraceutical compounds.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products or services, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and other staff, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.

Contact:

Angela Stecca

Enterprise Technologies, Inc.

Toll Free: 800-611-3388